Exhibit 99.1

PRIMORIS SERVICES CORPORATION APPOINTS CARLA S. MASHINSKI AS A MEMBER OF ITS BOARD OF DIRECTORS

Dallas, TX – March 27, 2019 –  Primoris Services Corporation (NASDAQ Global Select: PRIM) (“Primoris” or “Company”) today announced that its Board of Directors has appointed Carla S. Mashinski as a new director, effective March 25, 2019, filling a Board vacancy.  Ms. Mashinski’s appointed term will expire at the 2019 Annual Meeting, at which time she will be up for re-election.  With the addition of Ms. Mashinski, the Board will return to eight members, of whom six meet the Nasdaq guidelines as independent directors. The Board has not yet appointed Ms. Mashinski to any specific committees.

Ms. Mashinski has over thirty years of experience in accounting, finance, audit, governance and compliance, risk management, project management, human resources, information technology, and cybersecurity.  She is the Chief Financial & Administrative Officer of Cameron LNG.  Prior to joining Cameron LNG in July 2015, she was the Chief Financial Officer and VP of Finance & Information Management of Sasol – North America.  Prior to her time at Sasol, she held senior positions at SBM Offshore Inc., Gulfmark Offshore Inc., Duke Energy, and Shell Oil Company.

Ms. Mashinski currently serves on the Board of Unit Corporation (NYSE:UNT), a U.S. based energy company engaged in oil and gas exploration and production, contract drilling, and gas gathering and processing.  She is chair of the Compensation Committee and sits on the Audit Committee.  Ms. Mashinski also serves on the Board of CARBO Ceramics (NYSE:CRR), a global technology company that provides products and services to the oil & gas and industrial markets, and sits on their Compensation, Audit, and Nominating and Corporate Governance Committees.  Ms. Mashinski holds a B.S. in Accounting from The University of Tennessee at Knoxville and an Executive M.B.A. from The University of Texas at Dallas.  She is a Certified Public Accountant in the State of Texas.

Mr. Brian Pratt, Chairman of the Board, commented, “We are pleased to welcome Carla to the Primoris Board of Directors.  I look forward to working with her and hearing her viewpoint on the opportunities available to Primoris.”

Mr. David King, President and Chief Executive Officer of Primoris, commented, “Carla combines a strong financial background with years of experience in many of Primoris’ key end markets.  This makes her a valuable addition to our Board of Directors.”

ABOUT PRIMORIS

Founded in 1960, Primoris, through various subsidiaries, has grown to become one of the largest publicly traded specialty construction and infrastructure companies in the United States. Serving diverse end-markets, Primoris provides a wide range of construction, fabrication, maintenance, replacement, water and wastewater, and engineering services to major public utilities, petrochemical companies, energy companies, municipalities, state departments of transportation, and other customers. Growing both organically and through acquisitions, the Company’s national footprint now extends nearly nationwide and into Canada. For additional information, please visit www.prim.com.

FORWARD LOOKING STATEMENTS

This press release contains certain forward-looking statements, including with regard to the Company’s future performance. Words such as "estimated," "believes," "expects," "projects," “may,” and "future" or similar expressions are intended to identify forward-looking statements.  Forward-looking statements inherently involve known and unknown risks, uncertainties, and other factors, including without limitation, those described in this press release and those detailed in the "Risk Factors" section and other portions of our Annual Report on Form 10-K for the period ended December 31, 2018, and other filings with the Securities and Exchange Commission.  Given these uncertainties, you should not place undue reliance on forward-looking statements.  Primoris does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Company Contact
Kate Tholking
Vice President, Investor Relations
(214) 740-5615
ktholking@prim.com